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                                                                   EXHIBIT 10.40


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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                               GERON CORPORATION,

                   BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.,


                   BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.,


                                 LB I GROUP INC.

                                       and

                        RGC INTERNATIONAL INVESTORS, LDC

                          Dated as of December 10, 1998





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                          SECURITIES PURCHASE AGREEMENT

               THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of December 10, 1998, among Geron Corporation, a Delaware corporation (the "Company"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"), LB I Group Inc., a Delaware corporation ("LB Group") and RGC International Investors, LDC, a Cayman Islands limited duration company ("RGC"). Brown Simpson Limited, Brown Simpson LP, LB Group and RGC are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

               WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, an aggregate of seven million five hundred thousand dollars ($7,500,000) principal amount of Series A Zero-Coupon Convertible Debentures (the "Tranche A Debentures"), and warrants (the "Tranche A Warrants") to purchase up to $7,500,000 of the Company's common stock, par value $.001 per share (the "Common Stock"); and

               WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, an aggregate of seven million five hundred thousand dollars ($7,500,000) principal amount of Series B Zero-Coupon Convertible Debentures (the "Tranche B Debentures" and, together with the Tranche A Debentures, the "Debentures"), and warrants (the "Tranche B Warrants", and together with the Tranche A Warrants, the "Warrants") to purchase up to $7,500,000 of the Company's Common Stock.

               IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I.

                PURCHASE AND SALE OF THE DEBENTURES AND WARRANTS

        I.1 Purchase and Sale.

                (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company:

                        (i) On the Tranche A Closing Date (as defined below), the principal amount of Tranche A Debentures as set forth for such Purchaser on
Schedule I; and

                        (ii) On the Tranche B Closing Date (as defined below), the principal amount of Tranche B Debentures as set forth for such Purchaser on
Schedule I.

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                (b) Each Purchaser shall purchase that principal amount of
Debentures set forth opposite such Purchaser's name on Schedule I attached hereto and each Purchaser shall deliver to the Company the portion of the purchase price for each of the Tranche A Debentures and the Tranche B Debentures as set forth next to its name on Schedule I.

        I.2 The Closings.

                (a) The Tranche A Closing. The closing of the purchase and sale of the Tranche A Debentures (the "Tranche A Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Tranche A Closing Date"). At the Tranche A Closing:

                        (i) Each Purchaser shall deliver to the Company its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account designated in writing by the Company;

                        (ii) The Company shall deliver to each Purchaser a Debenture, substantially in the form of Exhibit A hereto, representing the principal amount purchased by such Purchaser as set forth on Schedule I hereto;

                        (iii) The Company shall deliver to each Purchaser a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche A Warrants purchased by such Purchaser as set forth on Schedule I hereto;

                        (iv) The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof; and

                        (v) The Company shall pay to Brown Simpson Asset Management, LLC ("Brown Simpson Asset") a fee of $25,000 (the "Brown Simpson Asset Fee") in United States dollars in immediately available funds to an account designated in writing by Brown Simpson Asset.

                (b) The Tranche B Closing. Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the closing of the purchase and sale of the Tranche B Debentures (the "Tranche B Closing") shall take place in the same manner as the Tranche A Closing, on the date after the Company fulfills the conditions set forth in Section 4.2 (the "Tranche B Closing Date"); provided that in no case shall the Tranche B Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Tranche B Closing:

                        (i) Each Purchaser shall deliver to the Company its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account designated in writing by the Company;


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                        (ii) The Company shall deliver to each Purchaser a
Debenture, substantially in the form of Exhibit A hereto, representing the principal amount of Tranche B Debentures purchased by such Purchaser as set forth on Schedule I hereto;

                        (iii) The Company shall deliver to each Purchaser a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche B Warrants purchased by such Purchaser as set forth on Schedule I hereto; and
                        (iv) The parties shall execute and deliver each of the documents referred to in Section 4.2 hereof.

               With respect to the Tranche B Debentures and Tranche B Warrants, in no event shall any Purchaser have the right or be required to purchase Tranche B Debentures or Tranche B Warrants if the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its affiliates exceeds 9.9% of the outstanding shares of the Common Stock following such conversion. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

                II.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

                (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined below) or any of the transactions contemplated thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

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                (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Debentures, the Warrants and the Registration Rights Agreement (as defined below) (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                (c) Capitalization. As of the date hereof and immediately prior to the Tranche A Closing Date, the authorized capital stock of the Company is as set forth on Schedule 2.1(c). The issuance and sale of all interests in such capital stock have been in compliance with all applicable federal and state securities laws. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of this Agreement or the Transaction Documents. Except as disclosed on
Schedule 2.1(c), other than the Debentures and the Warrants, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. No anti-dilution or similar adjustment provision of securities of the Company will be triggered by the issuance of the Debentures or the Warrants, except as described on Schedule 2.1(c). The Company is not subject (contingent or otherwise) to repurchase or otherwise acquire or retire any units of its capital stock or any security convertible into or exchangeable for any of its capital stock. Except as specifically disclosed in the SEC Documents (as defined below), to the Company's best knowledge, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                 (d) Authorization and Validity; Issuance of Shares. All of the Debentures and the Warrants have been duly authorized, and when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances


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created by the Purchasers (collectively, "Liens") and will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon exercise of the Debentures and the Warrants (collectively, the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Debentures (the "Debenture Shares") and exercise of the Warrants (the "Warrant Shares") will be validly issued, fully paid and non-assessable, free and clear of all Liens.

                (e) No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other charter documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations or cancellations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect).

                (f) Consents and Approvals. Except as specifically set forth on
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of Nasdaq Stock Market ("Nasdaq") for the listing of the Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").

                (g) Litigation; Proceedings. Except as specifically set forth on
Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or

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the Transaction Documents or (ii) would individually or in the aggregate, have a
Material Adverse Effect.

                (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound except for such defaults or violations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject.

                (i) Disclosure; Absence of Certain Changes. Neither this Agreement, the Schedules to this Agreement, the Transaction Documents nor the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(i) or the SEC Documents filed on EDGAR at least five business days prior to the date hereof, since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                (j) Private Offering. The Company and all Persons acting on its behalf have not directly or indirectly made, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Debentures, the Warrants, the Debentures Shares, the Warrant Shares or the Underlying Shares or the issuance of such securities under the Securities Act of 1933, as amended (the "Act"). The issuance of the Debentures, the Warrants, the Debenture Shares and the Warrant Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current, or future). Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer and sale by the Company to the Purchasers of the Debentures and the Warrants is exempt from the registration requirements of the Act.

                (k) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The Company has filed all reports

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required to be filed by it under the Exchange Act, including pursuant to Section
13, 14 or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

                (l) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (m) Broker's Fees. Except for a $25,000 fee paid to Brown Simpson Asset upon execution of that certain letter agreement dated November 25, 1998 between the Company and Brown Simpson Asset and an additional fee of $25,000 payable by the Company to Brown Simpson Asset at the Tranche A Closing, no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

                (n) Form S-3 Eligibility. The Company is, and at the Tranche A Closing Date and the Tranche B Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

                (o) Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is Nasdaq. Except as disclosed on Schedule 2.1(o),


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the Company has not in the three years preceding the date hereof received notice
(written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes that it is and will be in compliance with all such maintenance requirements.

                (p) Patents and Trademarks. To the Company's best knowledge, the Company or its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business which would, individually or in the aggregate, have a Material Adverse Effect and the Company is not infringing on any other person's Intellectual Property Rights.

                (q) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Except as set forth on Schedule 2.1(q), no executive officer (as defined in Rule 501(f) of the Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                (r) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

                (s) Title. Except as disclosed on Schedule 2.1(s), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company's best knowledge, enforceable leases with such exceptions as are not material and do not interfere


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with the use made and proposed to be made of such property and buildings by the
Company and the Subsidiaries.

                (t) Permits. The Company and the Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

                (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                (v) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (w) Tax Status; Firpta. The Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of
Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

                (x) Transactions With Affiliates. Except as set forth on
Schedule 2.1(c) or Schedule 2.1(x), none of the officers, directors, or employees of the Company is presently a party


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to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                (y) [Intentionally omitted.]

                (z) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure of any of the foregoing would not result in a Material Adverse Effect.

                (aa) Foreign Corrupt Practices. To the Company's best knowledge, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                (bb) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Debentures or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto and the materials listed on
Schedule 2.1(bb), or (ii) solicited any offer to buy or sell the Debentures or the Warrants by means of any form of general solicitation or advertising.

                II.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                (a) Organization; Authority. Such Purchaser is a corporation or a limited duration company duly incorporated or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Debentures and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                (b) Investment Intent. Such Purchaser is acquiring the Debentures and the Warrants for its own account for investment purposes only and not with a view to or for distributing or reselling the Debentures, the Warrants, the Debentures Shares or the Warrant Shares or any part thereof or interest therein in violation of any securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Debentures, the Warrants, the Debentures Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act.

                (c) Purchaser Status. At the time such Purchaser was offered the Debentures and the Warrants, and at the Tranche A Closing Date and the Tranche B Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Act or (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures and the Warrants.

                (d) Reliance. Each Purchaser understands and acknowledges that
(i) the Debentures and the Warrants are being offered and sold to the Purchaser without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

                (e) Information. Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and Warrants which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Purchaser believes to be satisfactory answer to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Purchaser understands that its investment in the Debentures and Warrants involves a significant degree of risk.

                (f) Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debentures or Warrants.

                (g) Residency. Each Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

        The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III.

                                OTHER AGREEMENTS

                III.1 Transfer Restrictions.

                (a) If any Purchaser should decide to dispose of the Debentures, the Warrants, the Debentures Shares or the Warrant Shares held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Act, to the Company or pursuant to an available exemption from the registration requirements of the Act. In connection with any transfer of any Debentures, Warrants, Debenture Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Act; provided, however, that if the Debentures, Warrants, Debenture Shares or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required unless a written opinion of counsel is required by any transfer agent. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Debentures, the Warrants, the Debenture Shares and the Warrant Shares:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

               Neither the Debentures, the Warrants, the Debenture Shares, nor the Warrant Shares shall contain the legend set forth above if (i) the issuance of any of such securities occurs at any time while the Registration Statement (as defined in the Registration Rights Agreement) is effective under the Act,
(ii) in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) such Debentures, Warrants, Debenture Shares or Warrant Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Debentures, Warrants, Debenture Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder.

                III.2 Stop Transfer Instruction. The Company may make notations on its records or give instructions to any transfer agent with regard to the restrictions on transfer set forth in Section 3.1; provided, however, the Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

                III.3 Furnishing of Information. As long as any Purchaser owns the Debentures, the Warrants, the Debenture Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company further covenants that it will take such further action as any holder of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Debentures, the Warrants, the Debenture Shares, or the Warrant Shares without registration under the Act within the limitation of the exemptions provided by Rule 144 promulgated under the Act.

                III.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Debentures Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the Tranche B Closing Date.

                III.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares in a manner that would require the registration under the Act of the sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares to any Purchaser.

                III.6 Listing and Reservation of Debenture Shares and Warrant Shares.

                (a) The Company shall (i) not later than 5 days after the Tranche A Closing Date prepare and file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal to the aggregate amount of Underlying Shares sold or to be sold in the Tranche A Closing and Tranche B Closing, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter and (iii) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system.

                (b) The Company at all times shall reserve the number of shares of its authorized but unissued Common Stock which would be issuable upon conversion of the Debentures and exercise of the Warrants. Shares of Common Stock reserved for issuance upon conversion of the Debentures and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the amount of Debentures and Warrants issued and delivered to such Purchaser at the Tranche A Closing and Tranche B Closing, as applicable.

                III.7 Notice of Breaches.

                (a) The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Tranche A Closing Date or the Tranche B Closing Date, as applicable, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

                (b) Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

                (c) The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Registration Rights Agreement shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

        III.8 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Debentures and Warrants as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the applicable closing, take such action as the Company shall reasonably determine is necessary to qualify the Debentures and Warrants for sale to the Purchasers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the applicable closing.

        III.9 Future Financings. Except for (i) those transactions contemplated by the Company and Rose Glen Capital Management, L.P. and certain other investors pursuant to which the Company intends to complete a private placement of Common Stock (as described in Schedule 2.1(c) hereto); (ii) issuance of the Underlying Shares; (iii) shares of Common Stock deemed to have been issued by the Company in connection with any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company; (iv) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in
Schedule 2.1(c) hereto; (v) shares of Common Stock issued or deemed to have been issued in a Strategic Venture (as defined below); or (vi) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another person, if the Company agrees to issue Securities prior to the first anniversary of the Tranche A Closing Date at an effective price per share of less than an amount equal to the Conversion Price (as defined in the Debentures) of the Debentures as of the date hereof and Debentures are still then outstanding (a "Future Financing"), the Company shall provide by 5:00 p.m. (New York time) on the third (3rd) Trading Day after the decision to issue the Securities has been made, written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "Future Financing Notice"). Upon receiving the Future Financing Notice, each Purchaser shall have the pro rata right to purchase, on the same terms as the Future Financing, an amount of Securities not to exceed the sum of (i) the number of Securities which may be purchased by the amount of the then outstanding principal amount of and any interest owing on such Purchaser's Debenture and (ii) the number of Securities which is the product of the Exercise Price (as defined in the Warrants) multiplied by that number of shares of Common Stock underlying the Warrant. In the event a Purchaser desires to exercise the right granted under this Section 3.9, such Purchaser must notify the Company on or prior to the fifth (5th) Trading Day after the Purchaser has received the Future Financing Notice. In the event one or more Purchasers elects not to exercise its rights granted hereby, the Company shall permit those Purchasers electing to exercise the right granted under this Section 3.9 to purchase, on a basis equal to its percentage ownership of the then aggregate outstanding principal of the Debentures, the sum of the number of Securities that the other Purchaser(s) were eligible to

Purchase, if they had exercised their right hereunder. Those Purchasers desiring to purchase additional Securities must notify the Company of their intention to do so within three (3) Trading Days after the Company has informed the Purchasers of their right to purchase additional Securities. Within five (5) Trading Days of the termination of the final notice period, the transactions contemplated by this Section 3.9 shall close and the Company shall tender to each Purchaser certificates representing that number of the Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; provided, however, that each Purchaser, in lieu of providing cash as consideration for the purchase price, may retire all or a portion of the outstanding principal amount of and any interest owing on the Debentures as payment of the purchase price for the Securities that it desires to purchase pursuant to this Section 3.9. "Strategic Venture" shall mean a venture between the Company and a pharmaceutical or biotechnology company or an Affiliate thereof, the primary purpose of which is not to raise capital in the form of equity (including without limitation through the issuance of warrants, convertible securities, phantom stock rights, stock appreciation rights or other rights with equity features) and pursuant to which the Company contributes or issues securities of the Company valued at less than 50% of the entire contribution of the Company.

                III.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and the exercise of the Warrants for general corporate purposes and shall not, directly or indirectly, other than in connection with a strategic or research collaboration, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other Person.

                III.11 Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents or any other certificate, instrument or document hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, the Company will reimburse such Purchaser for its legal and other actual out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers or any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of its obligations hereunder which is permissible under applicable law.

                III.12 [Reserved.]

                III.13 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Debenture Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to the Purchasers (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Debenture Shares and Warrant Shares under the Act, all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this
Section 3.13, and stop transfer instructions to give effect to Section 3.1 hereof, prior to registration of the Debenture Shares and the Warrant Shares under the Act, will be given by the Company to its transfer agent and that the Debentures, the Warrants, the Debenture Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Debentures, the Debenture Shares, the Warrants and the Warrant Shares may be made without registration under the Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Debenture Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Debenture Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.13 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.13, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                III.14 Filing of Form 8-K. On or before the 10th business day following each of the Tranche A Closing Date and the Tranche B Closing Date, the Company shall file a Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

                III.15 Ordinary Course Brokerage and Trading. Subject to compliance with all applicable securities laws and Nasdaq regulations, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company's Common Stock (including establishing short positions); provided that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company.

                                  ARTICLE IV.

                                   CONDITIONS

                IV.1 (a) Conditions Precedent to the Obligation of the Company to Sell the Tranche A Debentures and Tranche A Warrants. The obligation of the Company to sell the Tranche A Debentures and Tranche A Warrants (and to pay the Brown Simpson Asset Fee) hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche A Closing, of each of the following conditions:

                        (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche A Closing Date;

                        (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche A Closing; and

                        (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                (a) Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche A Debentures and Tranche A Warrants. The obligation of each Purchaser hereunder to acquire and pay for the Tranche A Debentures and Tranche A Warrants is subject to the satisfaction or waiver (with prior written notice to the Company) by such Purchaser, at or before the Tranche A Closing, of each of the following conditions:

                        (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche A Closing Date;

                        (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche A Closing;

                        (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                        (iv) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq which suspension shall remain in effect;

                        (v) Listing of Common Stock. The Common Stock shall have been at all times since the date hereof, and on the Tranche A Closing Date shall be, listed for trading on Nasdaq;

                        (vi) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Tranche B Debentures and Tranche B Warrants;

                        (vii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Tranche A Debentures and the exercise of the Tranche A Warrants;

                        (viii) Change of Control. No Change of Control shall have occurred between the date hereof and the Tranche A Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); and

                        (ix) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

        (b) Documents and Certificates. At the Tranche A Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

                        (i) An opinion of the Company's legal counsel in the form attached hereto as Exhibit C dated as of the Tranche A Closing Date;

                        (ii) A Debenture(s) representing the principal amount of Tranche A Debentures purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                        (iii) A Warrant(s) representing the Tranche A Warrants purchased by such Purchaser as set forth next to such Purchaser's name on
Schedule I, registered in the name of such Purchaser;

                        (iv) The Company shall have executed and delivered the Registration Rights Agreement;

                        (v) Officer's Certificate. An Officer's Certificate dated the Tranche A Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Tranche A Closing Date.

                        (vi) Secretary's Certificate. A Secretary's Certificate dated the Tranche A Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche A Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Tranche A Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement and of the Transaction Documents, and that such resolutions have not been modified, rescinded or revoked.

                IV.2 (a) Conditions Precedent to the Obligation of the Company to Sell the Tranche B Debentures and Tranche B Warrants. The obligation of the Company to sell the Tranche B Debentures and Tranche B Warrants hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche B Closing, of each of the following conditions:

                        (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche B Closing Date (except for representations and warranties that speak as of a specific date);

                        (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche B Closing; and

                        (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

                (a) Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche B Debentures and Tranche B Warrants. The obligation of each Purchaser hereunder to acquire and pay for the Tranche B Debentures and Tranche B Warrants is subject to the satisfaction or waiver (with prior written notice to the Company) by each Purchaser, at or before the Tranche B Closing, of each of the following conditions:

                        (i) Tranche A Closing. The Tranche A Closing shall have occurred;

                        (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and in all material respects as of the Tranche B Closing Date (except for representations and warranties that speak as of a specific date);

                        (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transfer Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche B Closing Date;

                        (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                        (v) Effective Registration Statement. The Registration Statement with respect to the Underlying Shares shall have been declared and shall be effective under the Act by the Commission; not subject to any stop order and not be subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the thirty (30) business days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date;

                        (vi) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                        (vii) Listing of Common Stock. The Common Stock shall have been at all times since the date hereof and, on the Tranche B Closing Date the Common Stock, including the Underlying Shares, shall be listed for trading on Nasdaq;

                        (viii) Required Approvals. All Required Approvals shall have been obtained;

                        (ix) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of the Tranche B Debentures and exercise of the Tranche B Warrants;

                        (x) Change of Control. No Change of Control in the Company shall have occurred; and

                        (xi) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                (b) Documents and Certificates. At the Tranche B Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

                        (i) An opinion of the Company's legal counsel, in substantially the form attached hereto as Exhibit C dated as of the Tranche B Closing Date;

                        (ii) A Debenture(s) representing the principal amount of Tranche B Debentures purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                        (iii) a Warrant(s) representing the Tranche B Warrants being purchased by such Purchaser as set forth next to such Purchaser's name on
Schedule I, registered in the name of such Purchaser;

                        (iv) Officer's Certificate. The Company shall deliver to the Purchasers an Officer's Certificate dated the Tranche B Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Tranche B Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Tranche B Closing Date; and


                        (v) Secretary's Certificate. A Secretary's Certificate dated the Tranche B Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche B Closing Date, (B) that attached thereto is a true and complete copy of the bylaws of the Company, as in effect on the Tranche B Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the Transaction Documents and that such resolutions have not been modified, rescinded or revoked.


                                   ARTICLE V.

                                 MISCELLANEOUS

                V.1 Fees and Expenses. Except as set forth in the Registration Rights Agreement and as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debenture Shares and the Warrant Shares pursuant hereto.

                V.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                V.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025 attn: David Greenwood, fax no. (650) 473-7701 and (ii) if to any Purchaser to the address as set forth on Schedule II hereto with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022,
Attn: James Kaye, fax no. (212) 872-1002, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                V.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

                V.5 Headings; Interpretive Matters. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                V.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder to any Affiliate thereof without the prior written consent of the Company, except that any assignees must make the representations and warranties set forth in
Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or under the Registration Rights Agreement.

                V.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                V.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                V.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Debentures and the Warrants pursuant to this Agreement and each closing hereunder and any conversion of the Debentures or exercise of the Warrants.

                V.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                V.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

                V.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                V.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                V.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                V.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Registration Rights Agreement or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                            GERON CORPORATION



                            By:
                                ----------------------------------------
                            Name:
                            Title:

                            BROWN SIMPSON STRATEGIC
                            GROWTH FUND, LTD.



                            By:
                                ----------------------------------------
                            Name:  Mitchell Kaye
                            Title:  Principal
                            Residence:  Grand Cayman, Cayman Islands


                            BROWN SIMPSON STRATEGIC
                            GROWTH FUND, L.P.



                            By:
                                ----------------------------------------
                            Name:  Mitchell Kaye
                            Title:  Principal
                            Residence:  New York, New York


                            LB I GROUP INC.


                            By:
                                ----------------------------------------
                            Name:  Steven Berkenfeld
                            Title:  Senior Vice President
                            Residence: New York, New York

                             RGC INTERNATIONAL INVESTORS, LDC

               By:   Rose Glen Capital Management, L.P., Investment Manager


                                       BY:  RGC GENERAL PARTNER CORP.,

                                             AS GENERAL PARTNER



                             By:
                                ----------------------------------------
                             Name: Wayne D. Bloch
                             Title:  Managing Director
                             Residence:  Grand Cayman, Cayman Islands





                                   Schedule I

                          Principal                           Principal Amount
                          Amount of                           of Convertible
                          Convertible                         Debentures at
                          Debentures at                       Tranche B
                          Tranche A        No. of Tranche A   Closing Date       No. of Tranche B
Name of Purchaser         Closing Date     Warrants                              Warrants(1)
-----------------         ------------     --------                              -----------

Brown Simpson Strategic
Growth Fund, Ltd.         $1,050,000       87,500             [$2,000,000 to
                                                              be allocated
                                                              between Brown
                                                              Simpson
                                                              Strategic Growth
                                                              Fund, Ltd.,
                                                              Brown Simpson
                                                              Strategic Growth
                                                              Fund, L.P. and
                                                              Brown
                                                              Simpson-ORD
                                                              Investments LLC]
Brown Simpson Strategic
Growth Fund, L.P.         $450,000         37,500

Brown Simpson-ORD         $500,000         41,667
Investments LLC

LB I Group Inc.           $3,000,000       250,000            $3,000,000

RGC International         $2,500,000       208,333            $2,500,000
Investors, LDC

-----------------

(1) As may be adjusted from time to time in accordance with and subject to paragraph 6 of the Warrant.

                                   Schedule II

Name of Purchaser                                 Address
-----------------                                 -------
Brown Simpson Strategic Growth Fund, Ltd.         152 West 57th Street, 40th Floor
                                                  New York, New York 10019
                                                  Attn:  Paul Gustus
                                                  Fax: (212) 247-1329

Brown Simpson Strategic Growth Fund, L.P.         152 West 57th Street, 40th Floor
                                                  New York, New York 10019
                                                  Attn:  Paul Gustus
                                                  Fax: (212) 247-1329

LB I Group Inc.                                   c/o Lehman Brothers, Inc.
                                                  3 World Financial Center
                                                  New York, New York  10285
                                                  Attn:  Kevin Jenirs
                                                  Fax:  (212) 526-2198

RGC International Investors, LDC                  c/o Rose Glen Capital Management, L.P.
                                                  3 Bala Plaza East, Suite 200
                                                  251 Saint Asaphs Road
                                                  Bala Cynwyd, PA  19004
                                                  Attn:  Wayne D. Bloch
                                                  Fax:  (620) 617-0570


GERON CORPORATION
SCHEDULE 2.1(a) - SUBSIDIARIES



None

GERON CORPORATION
SCHEDULE 2.1(c) - CAPITALIZATION



Number of Shares Authorized

25,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock are authorized for issuance.


Number of Shares Issued and Outstanding

As of November 17, 1998, 13,596,419 shares of Common Stock and 3,452 shares of Preferred Stock were issued and outstanding.


Obligations for Future Issuance of Shares

1.      Warrants


        o In August 1997, in conjunction with a license agreement between Geron Corporation and The Johns Hopkins University School of Medicine, the Company issued a warrant to purchase [*] shares of Common Stock at $6.75 per share. The warrant is exercisable through [*].


        o In June 1994, in conjunction with the Series C Preferred Stock financing, the Company issued a warrant to purchase 2,766 shares of Common Stock at $9.28 per share to Invemed Associates. The warrant is exercisable through June 1999.

        o In June 1994, in conjunction with the Series C Preferred Stock financing, the Company issued a warrant to purchase 487 shares of Common Stock at $9.30 per share to Christina H. Kepner. The warrant is exercisable through June 1999.

        o In February 1994, in conjunction with a research agreement between Geron Corporation and Cold Spring Harbor Laboratory, the Company issued a warrant to purchase 47,058 shares of Common Stock at $7.65 per share. The warrant is exercisable through February 2004.

2.      1992 Stock Option Plan

        o The 1992 Stock Option Plan provides for grants to employees of the Company of incentive stock options and for grants of nonstatutory stock options to employees, directors and consultants.

        o As of November 17, 1998, options to purchase 2,449,001 shares of Common Stock were outstanding and 556,224 shares remain available for future grants. Expiration dates range from 3/12/01 to 9/16/08. Exercise prices range from $0.34 to $17.00.

3.      1996 Directors' Option Plan

        o In July 1996, the Company adopted the 1996 Directors' Option Plan and reserved an aggregate of 250,000 shares of Common Stock for issuance thereunder. As of November 17, 1998, options to purchase 125,000 shares of Common Stock were outstanding and 125,000 shares remain available for future grants. Expiration dates range from 4/3/07 to 9/18/08. Exercise prices range from $4.81 to $11.13.


* Certain portions of this schedule have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

4.      1996 Employee Stock Purchase Plan

        o In July 1996, the Company adopted the 1996 Employee Stock Purchase Plan and reserved an aggregate of 300,000 shares of Common Stock for issuance thereunder. As of November 17, 1998, 44,079 shares of Common Stock had been issued and 255,921 shares remain available for future purchases.

5.      Eric Lander Stock Option Plan

        o In August 1997, the Company adopted the Lander Stock Option Plan for a nonstatutory stock option grant to Eric S. Lander, a consultant and member of the Company's Scientific Advisory Board. The Company had reserved 7,352 shares of Common Stock for issuance under the Lander Stock Option Plan. As of November 17, 1998, an option to purchase 7,352 shares of Common Stock at $0.816 per share was outstanding and no shares remain available for future grants.

6.      The Johns Hopkins University School of Medicine ("JHU")

        o In August 1997, the Company signed a license agreement with JHU relating to its Primordial Stem Cell Therapies program. Under this agreement, certain milestone payments will be made upon achievement of certain research and development milestones. The milestones and their respective payment structures are outlined below:


Milestone Event                         Equity (shares)               Warrants (shares)
---------------                         ---------------               -----------------
Successfully transfer to Company             [*]                             [*]
EG Cells isolated by JHU

Successfully transfer to Company             [*]                             [*]
ES Cells isolated by JHU

Issuance of first United States              [*]                             [*]
patent which prevents others from
making, using, selling the EG Cells
or ES Cells

IND filing for the first Licensed            [*]                             [*]
Product or comparable regulatory
filing for first Licensed Product or
Licensed Service

NDA Approval for the first                   [*]                             [*]
Licensed Product or comparable
regulatory approval for first
Licensed Product or Licensed
Service

Total Shares for Future Issuance             [*]                             [*]



        o The exercise price for the warrants granted in connection with the first three milestone events shall be equal to the average closing price of the common stock during the [*] business days immediately preceding the effective date of the license agreement. The exercise price for the warrants granted in connection with the last two milestone events shall be equal to the average closing price of the common stock during the [*] business days immediately preceding the date upon which the milestone event in question occurred. All warrants shall vest immediately and shall have a [*] year exercise period.




* Certain portions of this schedule have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

7.      University Technology Corporation ("UTC")

        o In December 1996, the Company signed a license agreement with UTC relating to its Telomerase programs. Under this agreement, a grant of 1,000 shares of Geron Common Stock and a nonstatutory stock option grant to purchase 5,000 shares of Geron Common Stock shall be awarded upon successful patent issuance that claims recombinant methods and vectors encoding the human telomerase protein component or components, which patent is not subject to interference proceeding and is not dominated by a patent owned by a third party with claims directed specifically to human telomerase proteins or nucleic acids encoding the same.

8.      Darwin Molecular Corporation (Chiroscience Group)

        o In September 1997, the Company signed a research collaboration agreement with Darwin/Chiroscience relating to the Werner's Gene. Under this agreement, after the creation or in-licensing by Geron of a Werner's Gene Knockout mouse and prior to expiration of the Option Period, Geron shall either (i) identify the mouse as having a premature aging phenotype, elect to extend the Research Term by one year and grant Darwin/Chiroscience 20,000 shares of Geron Common Stock; (ii) identify the mouse as not having a premature aging phenotype and offer to extend the Research Term for one year under a Revised Plan in exchange for 10,000 shares of Geron Common Stock; or (iii) terminate the Agreement.

9.      Series A Convertible Preferred Stock

        o In March 1998, the Company completed a private placement with two institutional investors for the sale of 15,000 shares of Series A Convertible Preferred Stock with a stated value of $1,000 per share. The Series A Convertible Preferred Stock is convertible into the number of shares of Common Stock of the Company equal to the stated value plus a premium of 6% per annum divided by a conversion price. The conversion price of the Preferred Stock is based on the market price of the Common Stock during a pricing period conversion, up to a conversion price cap of $16.88. With limited exceptions, during the nine month period following issuance, the Preferred Stock is convertible only after the market price of the Common Stock equals or exceeds $15 per share. The Preferred Stock is subject to redemption at the Company's option if the market price of the Common Stock exceeds or falls below certain thresholds. The shares of Common Stock into which the Series A Convertible Preferred Stock may be converted have been registered pursuant to a Registration Statement on Form S-3 that was filed on April 24, 1998 and declared effective by the SEC on July 17, 1998.

        o On November 6, 1998, 11,548 shares of the Company's Series A Convertible Preferred Stock were converted into 2,173,446 shares of the Company's Common Stock. As of this date, 3,452 shares of Series A Convertible Preferred Stock remain outstanding.

10.     Right of First Offer

        o Pursuant to a Securities Purchase Agreement dated as of March 27, 1998 among the Company and certain purchasers, the Company agreed that it would not, without the prior written consent of Rose Glen Capital Management, L.P. ("RGC") negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that (i) involves (A) the issuance of Common Stock at a discount to the market price of the Company's Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock and (ii) allows for the public resale of such Common Stock (or the Common Stock issuable upon conversion or exercise of such securities ) during the period beginning on March 27, 1998 and ending 270 days from the date a registration statement on Form S-3 related to the Securities Purchase Agreement was declared effective. The Company also agreed that it would not offer any equity financing

                (including debt with an equity component) during the period beginning on March 27, 1998 and ending 180 days from the date such registration statement was declared effective unless it shall have first delivered to RGC a written notice stating its intention to offer such financing and providing RGC an option to purchase securities to be offered in such financing. The Company intends to seek a waiver from RGC with respect to these provisions.

11.     Private Placement

        o The Company intends to enter into a Securities Purchase Agreement in December 1998 with certain investors under which the Company intends to complete a private placement of shares of its Common Stock to such investors, yielding gross proceeds to the Company of approximately $3.6 million.

GERON CORPORATION
SCHEDULE 2.1(f) - NO CONFLICTS; CONSENTS AND APPROVALS


Conflicts

None


Consents and Approvals

See Schedule 2.1(c), paragraph 10

GERON CORPORATION
SCHEDULE 2.1(g) - LITIGATION


Current On-going Litigation

None


Possible Controversies

1. Third party alleged interference with an existing relationship with a University and University has been contacted by another University regarding alleged misconduct relating to patented technology.

        o Geron signed a licensing and sponsored research agreement relating to its Embryonic Stem Cell program with The Johns Hopkins University School of Medicine ("JHU") on August 1, 1997, after having been informed by a third party (Plurion) that the Company and JHU would violate the rights of the third party and another academic institution (Vanderbilt University) with which that third party claimed to be affiliated by way of contract (collectively "Third Party") in doing so. After a review of the correspondence with the Third Party and JHU as well as related documents, including an issued U.S. patent, the Company believes that the Third Party's claims, if asserted, would fall into three general categories: patent infringement, misuse of confidential information and breach of contract. The Company believes that it and JHU have substantial defenses to any claims that might be asserted by such Third Party and has provided indemnification to JHU relating to such potential claims.

2.      FAA

        o In July 1997, the FAA notified the Company that it was conducting an investigation regarding the shipment of improperly packaged hazardous materials from the Company that resulted in leakage but no physical injury.

3.      Former employee regarding authorship of a scientific paper

        o In January 1998, counsel for a former employee contacted the Company regarding authorship of a scientific paper from which he was omitted as an author. No damages or awards have been requested.


Current On-going Regulatory Inquiries

1.      National Association of Securities Dealers ("NASD")

        o In September 1997, the NASD began a review of trading in Geron Corporation Common Stock surrounding the August 14, 1997 announcement wherein Geron disclosed it had successfully cloned the gene for the human telomerase catalytic protein.

        o       The Company has responded to all requests for information.

        o On March 25, 1998, the NASD notified Geron that the staff has concluded its review and has referred the documents to the Securities and Exchange Commission for whatever action, if any, it deems appropriate.

        o There has been no correspondence between NASD, the SEC and Geron about this subject since March 1998.

2.      Chicago Board of Options Exchange ("CBOE")

        o In March 1998, the CBOE requested information relating to a review of market activity in Geron Corporation prior to the news announcement on January 13, 1998 regarding the Company's intent to publish its successful study in human cell research.

        o       The Company has responded to all requests for information.

        o There has been no correspondence between the CBOE and Geron about this subject since April 1998.

3.      Securities and Exchange Commission ("SEC")

        o In April 1998, the SEC requested information relating to its review of trading for certain individuals in connection with the news announcement on January 13, 1998 regarding the study which confirms the role of the enzyme telomerase.

        o       The Company has responded to all requests for information.

        o There has been no correspondence between the SEC and Geron about this subject since April 1998.

GERON CORPORATION
SCHEDULE 2.1(i) - SEC DOCUMENTS



In connection with the Form S-8 filed on August 14, 1997, the Company incorrectly filed the 1992 Stock Option Plan as an exhibit instead of the Lander Stock Option Plan.

GERON CORPORATION
SCHEDULE 2.1(o) - LISTING AND MAINTENANCE REQUIREMENTS



None

GERON CORPORATION
SCHEDULE 2.1(q) - EMPLOYEE RELATIONS


None

GERON CORPORATION
SCHEDULE 2.1(r) - REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION



Obligations to Register Securities

The Company is party to an Investor Rights Agreement dated November 5, 1995 where certain investors have a right to have their securities registered by the Company.

The Company is party to a Registration Rights Agreement dated March 27, 1998 under which certain investors have a right to have their securities registered by the Company.

The Company intends to enter into a Securities Purchase Agreement in December 1998 with certain investors under which the Company intends to complete a private placement of shares of its Common Stock to such investors. These investors would have a right to have their securities registered by the Company.

GERON CORPORATION
SCHEDULE 2.1(s) - TITLE



None

GERON CORPORATION
SCHEDULE 2.1(x) - TRANSACTIONS WITH AFFILIATES



Employee Loan

In December 1993, the Company provided an interest-free loan to Calvin B. Harley, Chief Scientific Officer, in the principal amount of $150,000, due December 1, 1996, pursuant to a note secured by a second deed of trust to Dr. Harley's residence in Palo Alto, California. On December 1, 1996, the Company agreed to extend the due date of the interest-free loan to December 31, 1998. As of November 17, 1998, $150,000 was outstanding under the note.

Consulting Agreements

In April 1996, the Company entered into a Consulting Agreement with Thomas D. Kiley, a Director of the Company, pursuant to which Mr. Kiley agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs, business plans and management of intellectual property. As compensation for his services under this agreement, Mr. Kiley received an option to purchase 7,352 shares of Geron Corporation Common Stock at an exercise price of $2.04 per share, with monthly vesting over a five-year period. Unless otherwise terminated by either the Company or Mr. Kiley, this agreement will expire on April 10, 2001.

In April 1997, the Company entered into a Consulting Agreement with John P. Walker, a Director of the Company, pursuant to which Mr. Walker agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs and business plans. As compensation for his services under this agreement, Mr. Walker received an option to purchase 10,000 shares of Geron Corporation Common Stock at an exercise price of $9.25 per share, with annual vesting over a three year period. In addition, Mr. Walker will receive cash compensation in the amount of $10,000 per year, payable quarterly. Unless otherwise terminated by either the Company or Mr. Walker, this agreement will expire on April 3, 2000.

GERON CORPORATION
SCHEDULE 2.1(bb) - SOLICITATION OF MATERIALS



None